 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   May 13, 2009

MEGA MEDIA GROUP, INC.
 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	000-28881	88-0403762
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

1122 Coney Island Avenue
Brooklyn, NY 11235
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(718) 947-1100
 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 13, 2009, Mega Media Group, Inc. (“we” or the “Company”) and Golden State Equity Investors, Inc., f/k/a Golden Gate Investors, Inc., a California corporation (“GSEI”) entered into a Settlement Agreement and Mutual General Release (the “Settlement Agreement”) to settle that certain lawsuit filed by GSEI against the Company on March 16, 2009 in the Superior Court of the State of California, County of San Diego.  Under the Settlement Agreement, we agreed to pay GSEI an aggregate of $250,000 in installments from June 1, 2009 to November 1, 2010 (the “Settlement Amount”), and in return GSEI has agreed to dismiss the lawsuit.

However, in the event that (i) the Company has satisfied all of the payments through February 1, 2010, for an aggregate payment amount of $125,000, on or prior to February 1, 2010, and (ii) an Event of Default has not occurred under the Settlement Agreement on or prior to February 1, 2010, then the Settlement Amount shall be deemed paid in full. Should any payment described above not be timely received by GSEI, such that an Event of Default exists under the Settlement Agreement, the outstanding Settlement Amount shall accrue interest from the date hereof at a rate of 9.75% per annum

As disclosed in our Form 8-K filed on March 16, 2009, in this lawsuit, GSEI alleged that the Company was liable for breach of certain investment agreements by failing and refusing to (i) pay to GSEI the interest prepayment required under the terms of certain debenture, and (ii) deliver shares of common stock of the Company in connection with a conversion of the debenture. The Settlement Agreement will settle approximately $511,966.53 plus accrued interest. It also terminates such investment agreements and releases all liabilities of the Company under the investment agreements.

On May 15, 2009, we entered into a Time Brokerage Agreement (the “TBA”) with Signal Above, LLC, a Virginia limited liability company (“Signal Above”). Signal Above is the holder of the license issued by the Federal Communications Commission for analog Low Power Television Station WDCN-LP.  The effective date of the TBA is June 1, 2009.  The station is currently licensed to operate on channel 6 and is currently operating with an analog signal. Under the TBA, we will supply music-oriented, predominantly English audio programming to the audio service until May 31, 2014. On the same day, we entered into an amendment to TBA with Signal Above pursuant to which we will pay $50,000 to Signal Above and 7,000,000 shares of common stock of the Company, which is equal to $100,000, as license fee on or before May 19, 2009.

The foregoing is a summary of the material features of the Settlement Agreement and TBA and its amendment. This summary does not purport to be complete and is qualified in its entirety by reference to the terms of the agreements, which are filed as exhibit to this Current Report on Form 8-K, and incorporated herein by reference.

ITEM 2.03.  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The contents of Item 1.01 are incorporated into this Item 2.03 in their entirety.

ITEM 3.02. RECENT SALES OF UNREGISTERED SECURITIES.

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the recent sales of unregistered securities is incorporated by reference into this Item 3.02. These securities are issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These securities qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Exhibit No.	Description

10.1	Settlement Agreement and Mutual General Release, dated May 13, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

MEGA MEDIA GROUP, INC.

Date: May 18, 2009	By:	/s/ Alex Shvarts
Alex Shvarts Chief Executive Officer